Exhibit 10.13

The Internet data center hosting entrust business

A: Guangzhou Tcom Computer Technology Limited

Address: Xielugang Road, Shatou County, Shatou Street, Panyu District, Guangzhou

Tel: 020 39994366

Fax: 020 84662252

Zipcode: 51194

B: Foshan Ruijiang Technology Ltd.

Address: Suite 203, #203 Pingyuan N. Street

Tel: 0757 82366660

Fax: 075782366663

Zipcode: 528000

Both parties agree that A will install the website sever nodes in B’s Machinery Storage and connect it to CHINANET website. The following are our agreement:

One: Content

1)
B agree A entrust A’s machinery to B’s Machinery Storage and get the services from CHINANET. (The address for the Storage is 9th floor, foshan information building, #202 Fen Jiangnan road, Foshan, Guangdong)

2)	The service A can get is :

1.	A can get the 200M Two-way bandwidth( two 100M ports, every port will be distributed by the actual page view’s number of Chinanet.com and Chinatel.com)

2.	One standard console

3.	20 IP address

3)	The Services and Explanation

---- Standard Computer Storage

----- Standard Computer Frame, UPS power supply, lighting, ambulance, persistent temp and humidity

---- The Storage provides the standard electricity 15A. The extra electricity will be charged.

---- The professionals will provide the tech. support 24 hours, 7 days

---- B will give A’s tech. professionals the entrance card and will help them to install, adjust and maintain the machine

---- The tech. person of A can be entered the Storage any time (30 min notice ahead)

----Providing the security and monitor to ensure the management and the maintenance of the machines

----The frame below 49 U cannot be put more than 15 machines; The frame above 49 U cannot be put more than 16.

---- Severs cannot be piled in a clutter. If the sever is above 2 U, the distance between severs must more than 2U.

Extra Service

The extra service is the service besides main service and only for consummating the basic service.

Two. A’s rights and responsibilities

1)	A should provide the copy of business certificate

2)	All the machines entrust by A was owned by A. A owns all the information in the machine.

3)	A is in charge of the operation of the internet nodes( including the installing, adjust, open, running, and maintenance)

4)
The machines of A should comply with all the rules of the government. A should try to avoid being attacked, hacked. If A was hacked and affect B’s network, B can stop A’s service. But in this case, B should notice A first.

5)	A should be in charge of the security of his network, the following information cannot be leaked into the network:

---- The information about the country’s security

---- The feudalism, superstition  and bawdry

---- Disobey the country’s national policy

---- Any unlawful content

6)
If A’s operation affects B’s operation, B should ask A to correct it by official notice. If A does not correct it by the deadline, B is authorized to cancel A’s service. And A should take all the responsibility.

7)	A should take responsibilities for all the information posted. B does not take any responsibilities for A’s posting information.

8)	A should pay for the fees on time.

9)	A should comply with the “Guangdong tele. Hosting entrust law”. If not, B can ask A to take all the responsibilities.

10)	A should comply with all the policy of B’s storage rule. If not, B can prohibit A’s entrance.

11)
When A rent the whole frame or the VIP room, A cannot overcharge the electricity. Besides, in one frame, there should be enough space for radiating. A should take all the loss caused by the overcharge, no enough space for radiating and etc.

12)	A can only use the IP address, but not attorn it. If A does not use the IDC service, the IP service was cancelled.

Third. B’s rights and responsibilities

1)	B should provide the copy of business certificate

2)	B should provide the spaces and the related facilities for A’s machine. Those facilities are owned by A.

3)	B is responsible for providing the standard storage space including air conditioner, lighting, electricity and Anti static floor.

4)	B is responsible for the physical security of A’s machine. If A’s machine was damaged for leaking, unstable voltage, B should take all the responsibilities for that

5)	B should help A to install, adjust and maintenance

6)	If A breaks the laws, policies and etc., B can limited or terminate A’s service.

7)	B should provide all the necessary tech. supporting.( the service line is :0757-82366660)

8)	The service provided by B should comply with the laws.

Forth. Period

This agreement is from June 1st, 2007 to May 30th, 2008

Fifth. Payment

1)	A should pay for the 200M Two-way bandwidth and the wire( 1 standard frame and 20 IP address). The total fees are 42,000 YMB per month and 504,000 YMB per year.

A should pay B monthly before the 20 days one month begins.

2)	A was waived for the installing fees by B

3)	B’s bank account:

Customer name: Foshan Ruijiang Technology Ltd.

Bank: Industrial and commercial bank of China, Foshan branch

Account Number: 2013021009200104579

4)	All the payment including the tax. B should give A the receipt when receiving the payment.

5)	In this period, If A increase the broad band, the charge will follow the beneficiary policy. If A increase or decrease the frame or port, both parties will discuss in the complementary agreement.

Sixth. Break this agreement

1)	Both parties should follow this agreement. If not, follow the Seventh policy of this agreement.

2)	If A did not pay the payment on time, the fine is 3‰ per day. The fine is limited to the 3% of the total payment per month. B can terminate the service after the 60 days without getting the payment.

3)	Any party cannot change this agreement. If needed, the two parties should discuss it and sign another one to instead this one.

4)	A can ask for terminate the service ahead of time. But A has to notice B one week ahead and clear the fees.

5)
If this agreement cannot be applied for some unresistant power, both parties do not need to take the responsibilities. Un-resistant Power means sth you cannot predict, prevent such as war, the nature disaster, government’s law and etc. If this unresistant power last for more than 90 days, both parties should discuss this agreement again.

6)
B should make sure the usage of the internet should above 99.5% per month, the electricity should be provided for the 99.99% of the total time. If B cannot reach it, B should decrease the fees or give the equal service for A(calculated by the total fees per month /30)

Seventh. Law applied

Negotiation is the first choice when conflicts exist;

If not, both parties decide to solve it in Foshan court.

Eighth. Secret policies

1)	Both parties should keep the business secrets

2)	The tech. and busi. Secret including but not limited to the following:

---- Any information which can bring the profit but not known by the public.

----the client data, marketing plan and the related operation information

3)	The form of the tech and busi secret:

----Computer data

---- Word, image and symbol

---- sound, pics and etc.

-----getting by oral

Ninth Others

1)	Both parties should keep the secret of this agreement’s content

2)	Any change has to be agreed by both parties; If needed, both parties will sign a complimentary assignment.

3)	This agreement will be effective since the date stamped. Each party has one copy of this agreement;

4)	If one party does not notice the other party that this agreement will be terminate one month earlier before the deadline, the agreement will be effective automatically for the next year.

Tenth. Attachment

1.1 Letter of responsibilities for the client of Guangdong Tele Ltd internet data

1.2 IDC service agreement

1.3  Security agreement

Both parties stamped.

Attachment 1

Letter of responsibilities for the client of Guangdong Tele Ltd internet data

Any client who was connected to the CHINANET has to read and follow the rule below:

•	All client has to comply with the government laws, policies and rules;

•
The client cannot use public telecommunication network access, reproduction and dissemination of endangering national security, threaten the security of the society and the bawdry information. If such information was found, the client should immediately report to the relevant departments, the hosting users take all the responsibility

•
Users must establish effective security systems and technical measures. The client should provide the usage and related information required by the telecommunications network and accepts the management of network security check and information security management control.

•
Hosting customers cannot harm others’ securities of information systems and network security. When sth unusual happens, the customers should actively cooperate with the telecommunications for the user maintenance of equipment or equipment configuration to avoid the impact on other users

•
If a user hosting the host or network in the public and illegal operation, or in violation of national information management-related provisions, the telecommunications sector has the right to take action to stop the services.

•	The customers should follow all the rule when they are in the storage room

•	The customers cannot operate any business which is not allowed by the government. For the IP address, the customers can only use it, but not give it to others.

•	The special wire for maintenance can only used for maintenance. If used for others, it will be cut off right away and pay the loss for tele. Sectors.

•	If the customers do not comply with the rules, it will be punished by stop the service, or even sued by the law.

•	The executives of the customers have the responsibilities to educate the employees to follow those rules.

I, as the hosting customers, agree to follow the rules above. If not, I am willing to accept all the punishment including being sued.

Guangzhou Tcom Computer Technology Limited

(Stamp)